Exhibit 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on the Post Effective Amendment No. 1 on Form S-8/S-3 of our report dated April 15, 1999, relating to the financial statements, which appears in I-Link Incorporated's amended Annual Report on Form 10-K, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated April 15, 1999 relating to the financial statement schedule, which appears in such amended Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
November 29, 1999